CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 19, 2013, relating to the financial statements of RedHill Biopharma Ltd., which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F/A for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 2, 2013	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il